                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                          XOMED SURGICAL PRODUCTS, INC.
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
      1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):
          ----------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------
      5)  Total Fee Paid:
          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed
         -----------------------------------------------------------------------

                          XOMED SURGICAL PRODUCTS, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                  MAY 28, 1997

                              --------------------

To the Stockholders of
  XOMED SURGICAL PRODUCTS, INC.



         The annual meeting of stockholders (the "Annual Meeting") of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 6743 Southpoint Drive North, Jacksonville, Florida 32216 on Wednesday, May 28, 1997, at 3:30 P.M., Jacksonville time, for the following purposes:


                   1. To elect seven Directors to the Company's Board of Directors;

                   2. To approve amendments to the Company's Stock Option Plan to, among other things, increase the number of shares of the Company's Common Stock, par value $.01 per share, reserved for issuance thereunder by 300,000 shares;

                   3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

                   4.  To act upon such  other  business  as may  properly  come
                       before  the  Annual   Meeting  or  any   adjournment   or
                       postponement thereof.

         The Board of Directors has fixed the close of business on April 15, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                             By order of the Board of Directors,

                                             /s/ Thomas E. Timbie

                                             Thomas E. Timbie
                                             Secretary

April 24, 1997




         Your vote is important. Whether or not you expect to be present at the Annual Meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted at the Annual Meeting. In the event you attend the Annual Meeting and vote in person, the proxy will not be used.

                          XOMED SURGICAL PRODUCTS, INC.
                           6743 Southpoint Drive North
                           Jacksonville, Florida 32216

                                     -----

                                 PROXY STATEMENT

                                     -----


         This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on Wednesday, May 28, 1997, at 3:30 P.M., Jacksonville time, at the offices of the Company, 6743 Southpoint Drive North, Jacksonville, Florida 32216, and at any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about April 24, 1997.

         Properly executed proxies received prior to the Annual Meeting, unless revoked, will be voted in accordance with the specified instructions. Regarding the election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no instructions are given with respect to the matters to be acted upon, the persons named in the proxy solicited by the Board of Directors intend to vote FOR the election of the Directors listed below, FOR approval of the amendments to the Company's 1996 Stock Option Plan (the "Stock Option Plan") and FOR ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto by the person or persons holding such proxy as in their judgment is in the best interests of the Company and its stockholders. The Board of Directors does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting.

         Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted at the Annual Meeting by written notice to the Secretary of the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

         The Board of Directors has fixed the close of business on April 15, 1997 as the Record Date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting.

         As of the Record Date, the Company had 7,333,899 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only outstanding class of voting securities of the Company. Each stockholder is entitled to one vote for each share of Common Stock owned at the close of business on the Record Date.

         The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for election of Directors, approval of the amendments to the Stock Option Plan and ratification of the appointment of Ernst & Young LLP as independent auditors for the Company. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors, pursuant to the Company's Restated By-Laws, has set the number of Directors of the Company at seven. Accordingly, seven Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If a proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the seven nominees set forth below. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for Directors, such instructions will be followed by the persons named in the proxy. Each of the nominees set forth below has consented to serve as a Director if elected at the Annual Meeting. All of the nominees are currently members of the Board of Directors.

         Should any one or more of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy card will vote for the election of such substitute nominee or nominees.

Nominees for Election as Directors

         The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of the nominees for election as Directors of the Company are set forth below.

         James T. Treace, 51, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since April 1996. From 1993 until its acquisition by the Company in April 1996, Mr. Treace served as President, Chairman of the Board of Directors and Chief Executive Officer of TreBay Medical Corporation ("TreBay"), an ENT and orthopaedic product company founded in 1993 by Mr. Treace and Mr. F. Barry Bays. From 1990 to 1993, Mr. Treace served as President of Linvatec Corporation ("Linvatec"), a minimally invasive orthopaedic medical device company formerly known as Concept, Inc. ("Concept"), which became a wholly owned subsidiary of Bristol-Myers Squibb Company ("Bristol-Myers Squibb") in 1990. Mr. Treace served as President and Chief Executive Officer of Concept from 1981 until its acquisition by Bristol-Myers Squibb in 1990. Mr. Treace is the brother of John R. Treace and Dan H. Treace, who are executive officers of the Company.

         Richard B. Emmitt, 52, has served as a Director of the Company since April 1994 and from December 1990 to 1994 was a Director of Merocel Corporation ("Merocel"), which became a subsidiary of the Company in 1994. Mr. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment firm, since February 1989.

         Paul H. Klingenstein, 41, has served as a Director of the Company since April 1994. Mr. Klingenstein has been with Accel Partners, a venture capital firm, since 1986, where he has been a General Partner since 1988. Mr. Klingenstein is a Director of Aviron. He is also a Director of several privately held health care and biopharmaceutical companies.

         William R. Miller, 68, has served as a Director of the Company since April 1994 and from 1991 to 1994 was a Director of Merocel. In January 1991, Mr. Miller retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb. From 1985 to January 1991, Mr. Miller was a Director of Bristol-Myers Squibb. Mr. Miller is a Director of Isis Pharmaceuticals, Inc., ImClone Systems, Inc., St. Jude Medical, Inc., Transkaryotic Therapies, Inc. and Westvaco Corporation. He is Chairman of the Board of Vion Pharmaceuticals, Inc. and SIBIA Neurosciences, Inc. He is Vice Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is also: a Trustee of the Manhattan School of Music, the Metropolitan Opera Association and the Opera
Orchestra  of New  York;  Member  of  Oxford  University  Chancellor's  Court of
Benefactors; Honorary Fellow of St. Edmund Hall; and Chairman of the English-Speaking Union of the United States.

         Rodman W. Moorhead, III, 53, has served as a Director of the Company since 1994 and was a Director of Merocel from 1990 to 1994. Since 1973, he has been with E.M. Warburg, Pincus & Co., LLC or its predecessor ("EMW LLC"), a private investment firm, where he currently serves as a Senior Managing Director. Mr. Moorhead is also a Director of NeXstar Pharmaceuticals, Inc., Value Health, Inc., Transkaryotic Therapies, Inc. and a number of privately held companies.

         James E. Thomas, 36, has served as a Director of the Company since April 1994. Since 1989, he has been with EMW LLC, where he currently serves as a Managing Director. Mr. Thomas is also a Director of Anergen, Inc., Celtrix Pharmaceuticals, Inc., Menley & James Laboratories, Inc., Transkaryotic Therapies, Inc. and several privately held companies.

         Elizabeth H. Weatherman, 37, has served as a Director of the Company since April 1994 and was a Director of Merocel from December 1990 until 1994. Since 1988, she has been with EMW LLC, where she currently serves as a Managing Director. Ms. Weatherman is also a Director of VitalCom Inc., Uroquest Medical Corporation and several privately held health care companies.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

Executive Officers

         In addition to Mr. Treace, the following persons serve as executive officers of the Company: F. Barry Bays, Thomas E. Timbie, John R. Treace, R. Glen Coleman, Guy K. Williamson, Fred B. Dinger, III, Dan H. Treace, Mark J. Fletcher and Gerard J. Bussell. Their respective ages, positions with the Company and business experience during the past five years are set forth below. The Company's executive officers serve at the pleasure of the Board of Directors.

         F. Barry Bays, 50, has been Senior Vice President, Operations and Chief Operating Officer of the Company since April 1996. From 1993 to April 1996, Mr. Bays served as Vice President and Chief Operating Officer and a Director of TreBay. From 1990 to 1993, Mr. Bays served as Executive Vice President and Chief Operating Officer of Linvatec. From 1981 to 1990, Mr. Bays served as Executive Vice President and Chief Operating Officer of Concept.

         Thomas E. Timbie, 39, has been Vice President, Finance and Chief Financial Officer of the Company since April 1996. From 1994 to April 1996, Mr. Timbie served as Vice President and Chief Financial Officer of TreBay. From 1990 to 1994, Mr. Timbie held financial management positions at Linvatec, including Senior Director, Working Capital from 1992 to 1994 and Assistant Controller from 1990 to 1992. From 1987 to 1990, Mr. Timbie served as Director, Financial Accounting and Reporting of Concept.

         John R. Treace, 52, has been Vice President, U.S. Sales of the Company since April 1996. From 1995 to April 1996, Mr. Treace served as Vice President, Sales and Marketing of TreBay. Prior to joining TreBay,

         Mr. Treace served in a variety of positions at Richards Medical Company. His positions at Richards Medical Company included Product Manager, Director of Marketing and Sales, Group Vice President of Marketing and Sales and Sales Distributor. Mr. Treace is the brother of James T. Treace and Dan H. Treace.

         R. Glen Coleman, 42, has been Vice President, Marketing of the Company since August 1996. From January 1983 to August 1996, Mr. Coleman held several management positions at Linvatec, including Vice President, Global Marketing from June 1996 to July 1996, Vice President, Sales from October 1993 to June 1996, Vice President and General Manager of its Concept Division from May 1991 to October 1993 and Vice President, Research and Development.

         Guy K. Williamson, 42, has been Vice President, International of the Company and President, Xomed International, Inc. since July 1996. From January 1988 to June 1996, Mr. Williamson held various positions within the Bristol-Myers Squibb Medical Device Group, including Vice President, Zimmer International from January 1994 to June 1996, General Manager, China and Hong Kong from February 1992 to December 1993 and Vice President, Marketing and International Administration, Linvatec from January 1988 to January 1992.

         Fred B. Dinger, III, 35, has been Vice President, Research and Development of the Company since May 1996. From 1992 to 1996, Mr. Dinger held several positions with Linvatec, including Vice President, Research and Development from 1994 to 1996, Director, New Product Development from 1993 to 1994 and Manager, Power Systems Development from 1992 to 1993. From 1984 to 1992, Mr. Dinger was Engineering Section Supervisor at Honeywell Incorporated.

         Dan H. Treace, 48, has been Vice President, Regulatory Affairs and Quality Assurance of the Company since May 1996. From 1994 to April 1996, Mr. Treace served as Vice President and Quality Manager of TreBay. From 1989 to 1994, Mr. Treace served as Vice President, Technical Affairs of Xomed-Treace, Inc. ("Xomed-Treace") which was acquired by the Company in 1994. From 1982 to 1989, Mr. Treace was President of Treace Medical, Inc., a microsurgical ENT medical device company that he founded in 1982 and that was acquired by Bristol-Myers Squibb in 1989 and merged with the business of Xomed, Inc. to form Xomed-Treace, Inc. Mr. Treace is the brother of James T. Treace and John R. Treace.

         Mark J. Fletcher, 40, has been Vice President of the Company and President of Ophthalmic Products since July 1996. From April 1996 to July 1996, Mr. Fletcher served as Vice President, U.S. Marketing of the Company and from 1994 to April 1996, he served as Vice President, Sales and Marketing of the Company. From 1988 to 1994, Mr. Fletcher held several senior management positions with Stryker Corporation, a medical device company, including Executive Vice President, Sales and Marketing from 1993 to 1994, Vice President and General Manager, Stryker Medical, the Netherlands from 1992 to 1993, and Vice President, Sales, Medical Division from 1990 to 1992.

         Gerard J. Bussell, 48, has been Vice President of Operations of the Company since March 1996 and from 1993 to March 1996 was Director of Manufacturing Operations and Director of Manufacturing of the Company. Prior to joining the Company, Mr. Bussell served in senior management positions with Allergan, Inc., an ophthalmic products company, including Senior Director, Worldwide Materials, and Managing Director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 12, 1997 (except as otherwise noted), certain information regarding the beneficial ownership of Common Stock by (i) each Director of the Company, (ii) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (iii) each executive officer named in the Summary Compensation Table and (iv) all current executive officers and Directors of the Company as a group. Such information is based, in part, upon information provided by such persons.

                                                         Beneficial Ownership
                                                   -----------------------------
Name                                                Number (1)          Percent
----                                               ------------        ---------

Warburg, Pincus Investors, L.P. (2)                  3,296,393           44.9%
466 Lexington Avenue
New York, New York  10017

Kingdon Capital Management Corporation (3)             400,000            5.5
152 West 57th Street
New York, New York  10019

Stein Roe & Farnham Incorporated (4)                   384,400            5.2
One South Wacker Drive
Chicago, Illinois  60606

James T. Treace (5)                                    169,517            2.3
F. Barry Bays (6)                                      101,883            1.4
Mark J. Fletcher (7)                                    12,500             *
John R. Treace (8)                                      16,477             *
Gerard J. Bussell (9)                                    3,000             *
Richard B. Emmitt (10)                                 274,709            3.7
Paul H. Klingenstein (11)                              306,236            4.2
William R. Miller                                        5,500             *
Rodman W. Moorhead, III (12)                         3,296,393           44.9
James E. Thomas (12)                                 3,296,393           44.9
Elizabeth H. Weatherman (12)                         3,296,393           44.9
Mark K. Adams (13)                                          --             --
All current Directors and Executive Officers
         as a group (16 persons) (14)                4,221,543           56.9

--------------------------
*        Less than 1%.

(1) Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Amounts shown for each stockholder include all shares of Common Stock subject to stock options exercisable within 60 days of March 12, 1997. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2) The sole general partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). EMW LLC, a New York limited liability company, manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Messrs. Moorhead and Thomas and Ms. Weatherman are each a Director of the Company, a Managing Director and member of EMW LLC and a general partner of WP. As such, Messrs. Moorhead and Thomas and Ms. Weatherman may be deemed to have an indirect pecuniary interest

         (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by Warburg and WP. See Note 12 below.

(3) As reflected as beneficially owned at January 21, 1997 in a Statement on Schedule 13D under the Exchange Act filed with the Securities and Exchange Commission (the "SEC") on January 21, 1997.

(4) As reflected as beneficially owned at December 31, 1996 in a Statement on Schedule 13G under the Exchange Act filed with the SEC on February 12, 1997.

(5) Includes 20,416 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 12, 1997. Mr. Treace has pledged 101,460 shares of Common Stock to Warburg to secure repayment of a loan used to purchase such shares. As of March 12, 1997, a principal balance of $1,142,000 was outstanding under the loan. The loan bears interest at an annual rate of 7% and matures on April 16, 2001.

(6) Includes 15,916 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 12, 1997. Mr. Bays has pledged 58,414 shares of Common Stock to Warburg to secure repayment of a loan used to purchase such shares. As of March 12, 1997, a principal balance of $586,000 was outstanding under the loan. The loan bears interest at an annual rate of 7% and matures on April 16, 2001.

(7) Includes 12,500 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 12, 1997.

(8) Includes 8,500 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 12, 1997.

(9) Shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 12, 1997.

(10) As of January 31, 1997, (i) Vertical Fund Associates, L.P. ("Vertical Fund") is the direct owner of 222,709 shares of Common Stock and (ii) Vertical Life Sciences, L.P. ("Vertical Life") is the direct owner of 52,000 shares of Common Stock. The sole general partner of each of Vertical Fund and Vertical Life is The Vertical Group, L.P. ("VG"). Mr. Emmitt, a Director of the Company, is a general partner of VG. As such, Mr. Emmitt may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities of the Company beneficially owned by VG, Vertical Fund and Vertical Life. Mr. Emmitt disclaims beneficial ownership of these securities within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of his indirect pecuniary interest.

(11) Includes only shares held by Accel IV L.P., Accel Keiretsu L.P., Accel Investors '94 L.P. and Prosper Partners (collectively, the "Funds"). Mr. Klingenstein is a (i) general partner of the general partner of Accel IV L.P.; (ii) an officer of the general partner of Accel Keiretsu L.P.; (iii) a general partner of Accel Investors '94 L.P.; and (iv) attorney-in-fact for Prosper Partners. As such, Mr. Klingenstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the shares beneficially held by the Funds. Mr. Klingenstein disclaims beneficial ownership of the shares held by the Funds.

(12) All of the shares of Common Stock indicated as owned by Messrs. Moorhead and Thomas and Ms. Weatherman are owned directly by Warburg and are included because of Messrs. Moorhead and Thomas' and Ms. Weatherman's affiliation with Warburg. Messrs. Moorhead and Ms. Weatherman disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of their indirect pecuniary interest. See Note 1.

(13) Mr. Adams' last day of employment with the Company was May 20, 1996. Based solely upon review of the Company's stockholders of record.

(14) Includes an aggregate of 82,582 shares of Common Stock which may be acquired within 60 days of March 12, 1997.

                             EXECUTIVE COMPENSATION

         The following table sets forth information for the periods indicated concerning compensation of (i) the Company's current and former Chief Executive Officers and (ii) the four other most highly compensated individuals who were serving as executive officers at the end of fiscal 1996 (collectively, the "Named Executive Officers").

                           Summary Compensation Table



                                                             Long-term
                                                            Compensation
                                    Annual Compensation       (Awards)
                               -----------------------------------------
                                                     Other   Securities  All
                                                     Annual  Underlying Other
Name and                                             Compen-   Options Compen-
Principal Position       Year  Salary($)  Bonus($)   sation($)   (#)   sation($)
------------------       ----  ---------  --------   --------- ------- ---------

James T. Treace (1)      1996  $153,039    $27,600         (2) 77,333  $2,300(3)
 President, Chief        1995        --         --         --      --         --
 Executive Officer and
 Chairman of the
 Board of Directors

Mark K. Adams            1996    79,950         --  $16,074(4) 20,000 505,277(5)
 President and Chief     1995   200,525     58,890   37,104(6)     --   2,345(3)
 Executive Officer (7)

Mark J. Fletcher         1996   149,615     38,502          -- 10,000   2,671(3)
 Vice President, Solan   1995   140,000      4,200   17,224(8)     --         --
 Ophthalmic Products

F. Barry Bays (9)        1996   116,442     21,000  22,094(10) 52,833   1,519(3)
 Senior Vice President   1995        --         --          --     --         --
 and Chief Operating
 Officer

John R. Treace (11)      1996    94,039     18,360  18,539(12) 30,000         --
 Vice President, U.S.    1995        --         --          --     --         --
 Sales

Gerard J. Bussell        1996   107,614      7,740          --  6,000   2,428(3)
 Vice President,         1995    94,289     13,759          --     --   2,074(3)
 Operations

---------------

(1) Mr. Treace has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since April 1996.

(2) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive's total annual salary and bonus.

(3) Represents a matching contribution by the Company to the Company's 401(k) Plan for the benefit of the executive.

(4) Represents $12,500 paid to Mr. Adams as a housing allowance and $3,574 paid to Mr. Adams as a car allowance.

(5) Represents $504,076 in payments pursuant to a separation agreement with Mr. Adams and a matching contribution of $1,201 made by the Company to the Company's 401(k) Plan for the benefit of Mr. Adams. See "Employment Agreements and Severance Agreement."

(6) Represents $30,000 paid to Mr. Adams as a housing allowance and $7,104 paid to Mr. Adams as a car allowance.

(7)      Mr. Adams' last day of employment with the Company was May 20, 1996.

(8)      Represents a reimbursement of Mr. Fletcher's moving expenses.

(9) Mr. Bays has been Senior Vice President, Operations and Chief Operating Officer of the Company since April 1996.

(10) Represents reimbursement of relocation expenses of $15,900 and car allowance payments of $6,194.

(11) Mr. Treace has been Vice President, U.S. Sales of the Company since April 1996.

(12)     Represents reimbursement of relocation expenses.

         The following table summarizes the number of shares and the terms of stock options granted to the Named Executive Officers in 1996:



                             Option Grants During Year Ended December 31, 1996

                                                                               Potential Realizable
                                                                                 Value at Assumed
                   Number of  % of Total                                      Annual Rates of Stock
                  Securities    Options                                       Price Appreciation for
                  Underlying  Granted to                                       Option Term($)(1)(2)
                   Options   Employees in   Exercise Price   Expiration  ---------------------------
     Name         Granted(#)  Fiscal Year      ($/Share)        Date           5%              10%
---------------   ----------  -----------   --------------  -----------  -----------      ----------

James T. Treace     4,333        1.0%           $  9.36     12/15/04     $   93,840       $  154,532

                   73,000       17.3              10.65      4/16/01      1,178,658        1,692,213

Mark K. Adams      20,000        4.7               9.58      1/01/01        344,320          485,020

Mark J. Fletcher   10,000        2.4               9.58      1/01/01        172,160          242,510

F. Barry Bays      10,833        2.6               9.36     12/15/04        234,610          386,348

                   42,000       10.0              10.65      4/16/01        678,132          973,602

John R. Treace      6,500        1.5               9.36     12/15/04        140,771          231,816

                    8,000        1.9              10.65      4/16/01        129,168          185,448

                   15,500        3.7           10.65(3)      6/14/01        250,263          359,306

Gerard J. Bussell   6,000        1.4               9.58      1/01/01        103,296          145,506


(1) All options vest annually in 25% increments, commencing on the first anniversary of the date of grant.

(2) The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. At the time the options were granted, there was no public trading market for the Common Stock. In order to calculate the potential realizable value at assumed annual rates of stock appreciation for the option term, the initial public offering price of $21.00 per share was used. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future market price of the Common Stock.

(3) The Company has determined for accounting purposes that the fair market value of the Common Stock on the date of grant, June 14, 1996, was $13.15 per share. Accordingly, the potential realizable value, assuming 0% appreciation, would be $38,750.



                                 Aggregated 1996 Option Exercises and Fiscal Year-End Option Values


                                                                   Number of Securities            Value of Unexercised
                                                                  Underlying Options at          In-the-Money Options at
                               Shares                              December 31, 1996(#)          December 31, 1996($)(1)
                            Acquired on                        ----------------------------    ---------------------------
           Name             Exercise (#)  Value Realized($)    Exercisable    Unexercisable    Exercisable   Unexercisable
------------------------    ------------  -----------------    -----------    -------------    -----------   -------------

James T. Treace                  --               --               2,166           75,167       $ 23,046        $705,607

Mark K. Adams                    --               --              60,000               --        625,200              --

Mark J. Fletcher                 --               --              10,000           20,000        104,200         208,400

F. Barry Bays                    --               --               5,416           47,417         57,626         450,337

John R. Treace                   --               --               6,500           23,500         69,160         219,725

Gerard J. Bussell                --               --               1,000            7,000         10,420          72,940
----------------


(1) Based on a value of $20.00 per share, the closing price for the Common Stock on December 31, 1996.

Employment Agreements and Severance Agreement

         In connection with its April 1996 acquisition of TreBay, the Company executed employment agreements with James T. Treace and F. Barry Bays. The Company agreed to employ Mr. Treace as President, Chairman of the Board of Directors and Chief Executive Officer at an annual salary of $230,000 and Mr. Bays as Senior Vice President of Operations and Chief Operating Officer at an annual salary of $175,000. Under the terms of the employment agreements, the Compensation Committee reviews the compensation of Messrs. Treace and Bays at least once each year, and may award such bonuses and effect such increases in base salary as it shall determine. In addition, Messrs. Treace and Bays are eligible for the Key Executive Bonus Program adopted by the Company, which program provides for a bonus in an amount up to and at the 50% level of an employee's salary upon attainment of the bonus criteria. The employment agreements have an initial term of three years, and may be extended upon good faith negotiations between the parties, which negotiations shall begin not later than 90 days prior to the expiration of the stated term of the agreement.

         The agreements entitle these executive officers to participate in such fringe benefits as shall be generally provided to the executives of the Company, including medical insurance and retirement programs which may be adopted from time to time by the Company. In addition, in connection with entering into the employment agreements in April 1996, the Company granted to Messrs. Treace and Bays 73,000 and 42,000 stock options, respectively, under the Stock Option Plan, and each of Messrs. Treace and Bays are eligible for additional grants of stock options as target bonuses pursuant to corporate performance objectives established by the Board of Directors' Compensation Committee. The Compensation Committee will review each executive officer's compensation and award such bonuses or make such increases to the annual salary as the Compensation Committee, in its sole discretion, determines are merited.

         The employment agreements contain covenants prohibiting the improper disclosure and use of any of the Company's and its predecessors' trade secrets, know-how and proprietary processes, as well as provisions assigning to the Company all inventions made or conceived by the executive officer during his employment with the Company. Each executive officer agreed with the Company that until twelve months after the termination of his employment with the Company he would not (whether as an officer, Director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business (defined as the manufacturing, supplying, producing, selling, distributing or providing for sale of (i) any product, device or instrument manufactured from or using polyvinal acetal (PVAc) material or technology or (ii) any eye, ear, nose or throat product, device or instrument (x) of a type manufactured or sold by the Company or its subsidiaries or (y) in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of employment).

         The Company may terminate the employment of the executive officers under the employment agreements (i) upon 30 days' notice if the employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice;
(ii) for cause upon notice of such termination to the employee; or (iii) without cause upon 30 days' notice of such termination to the employee. If an employment agreement is terminated pursuant to (i) above, the executive officer shall receive salary continuation pay from the date of such termination until April 16, 1999, reduced by applicable payroll taxes and amounts received by the executive officer under any Company-maintained disability insurance policy or plan under Social Security or similar laws. If an employment agreement is terminated pursuant to (ii) above, the executive officer shall receive no salary continuation pay or severance pay. If an employment agreement is terminated pursuant to (iii) above, the executive officer shall receive salary continuation pay for a period of twelve months from and after the date of such termination.

         On May 10, 1996, the Company entered into a Separation Agreement with Mark K. Adams (the "Separation Agreement"). Pursuant to the terms of the Separation Agreement: (i) all options received by Mr. Adams under the Stock Option Plan became fully vested; (ii) the Company agreed to provide to Mr. Adams an allowance for outplacement services; (iii) the Company paid Mr. Adams a severance payment of $359,532; (iv) the Company's loan to Mr. Adams in the amount of $300,007 was satisfied in full in exchange for his surrender of 9,563 shares of Series A Convertible Preferred Stock, par value $1.00 per share, of the Company and 2,074 shares of Series C Redeemable Preferred Stock, par value $1.00 per share, of the Company held by him; and (v) the Company agreed to make monthly severance payments to Mr. Adams at a rate of $175,000 per year for two years, with the first year's payment guaranteed and payments in the second year payable only until such time as he obtains full time employment elsewhere. Mr. Adams has obtained full time employment and therefore the Company is not obligated to make severance payments during the second year. Mr. Adams has also agreed to provide consulting services to the Company for a period of two years for no additional consideration. In addition, Mr. Adams has agreed with the Company that, until May 10, 1998, he will not (whether as an officer, Director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business (defined in substantially the same manner as described above with respect to the employment agreements of James T. Treace and F. Barry
Bays). During this same two-year period, Mr. Adams has agreed that he will not, directly or indirectly, employ or solicit for employment any person then employed by the Company. Mr. Adams also has agreed that he only will use confidential information with respect to the Company for the benefit of the Company and only disclose this information to others with the Company's prior approval.

Meetings of the Board of Directors

         The Board of Directors met five times during 1996. Each of the Directors serving on the Board of Directors in 1996 attended at least 75% of all meetings of the Board of Directors and of each committee on which such Director served as a member.

Committees of the Board of Directors

         The Board of Directors has, as standing committees, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

         Audit Committee. The Audit Committee consists of Messrs. Thomas and Miller and Ms. Weatherman. The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before the Audit Committee or at the direction of the Board of Directors. The Audit Committee met one time in 1996.

         Compensation Committee. The Compensation Committee consists of Messrs. Emmitt and Miller and Ms. Weatherman. The Compensation Committee provides recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company and administers the Stock Option Plan and the Company's 401(k) and Profit Sharing Plan. The Compensation Committee met five times in 1996.

Compensation of Directors

         William R. Miller receives from the Company $1,000 in directors' fees per meeting attended. No other member of the Board of Directors currently receives directors' fees from the Company. The Company is obligated to reimburse its Board members for all reasonable expenses incurred in connection with their attendance at directors' meetings.

         On February 5, 1997, the Compensation Committee granted William R. Miller options to purchase 5,000 shares of Common Stock at an exercise price of $15.0625 per share. The options vest over a four-year period and are subject to the same terms and conditions as options previously granted under the Stock Option Plan as set forth in the Company's standard form of Stock Option Agreement.

Compensation Committee Report on Executive Compensation

         Compensation Philosophy. The Compensation Committee generally follows several guidelines to arrive at its recommendations to the Board of Directors concerning the compensation of the Company's executive officers. The Company's executive compensation program is designed to (i) attract and retain executive officers who contribute to the long-term success of the Company, (ii) motivate executive officers to achieve strategic business objectives and reward them for their achievement, and (iii) fairly compensate executive officers based on their corporate and individual performance and responsibilities.

         To date, the primary elements of the Company's compensation program for its executive officers have been (i) an annual compensation component consisting of base salary and bonus and (ii) a long-term compensation component consisting of stock options granted under the Stock Option Plan.

         Annual Compensation. The Compensation Committee has generally targeted annual salary and bonus levels to be competitive with those paid to executives at other companies that have similar operating dynamics. Base salaries are determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. Annual salary adjustments are determined by giving consideration to the Company's performance and the individual's contribution to that performance.

         Each of the executive officers' annual bonus is determined based on the achievement of certain objectives agreed-upon with the executive. In determining these objectives, the Compensation Committee considers the Company's performance and the individual's contribution to that performance. Corporate performance is measured by various quantitative and qualitative factors. However, the Compensation Committee believes that, in accordance with its exercise of sound business judgment, the determination of annual salary and bonus levels is inherently subjective and must include a review of all relevant information, with no predetermined weight given to any of the factors considered.

         Messrs. James T. Treace and Bays are the only executive officers currently party to employment agreements with the Company. These agreements establish the annual base salaries for Messrs. Treace and Bays. The annual base salaries for Messrs. Timbie, John R. Treace, Coleman, Williamson, Dinger, Dan H. Treace, Fletcher and Bussell were, and future salary increases for the executive officers will be, based on the considerations noted above.

         Key Executive Bonus Program. The Company maintains a Key Executive Bonus Program in which key management personnel are eligible to participate. The plan allows participants to earn bonuses up to stated percentages of their base salary. For 1996, the percentages were as follows: 50% for the President and Senior Vice President, 30-40% for Vice Presidents, 25% for directors and regional sales managers, 25% for international managers, 20% for first level managers and 10% for second level managers and key employees. The bonuses are paid based on the Company's achievement of operating results, including sales, profitability and asset management goals. During 1996, a total of 47 key employees participated in the bonus plan. The Company presently intends to continue the bonus plan for 1997 and future years.

         Long-Term Compensation. In order to align stockholder and executive officer interests, the long-term component of the Company's executive compensation program involves stock option awards whose value is directly related to the value of the Common Stock. These stock options are granted by the Compensation Committee pursuant to the Stock Option Plan. Stock option awards to Messrs. James T. Treace and Bays are based upon certain corporate performance objectives established by the Compensation Committee. Other individuals to whom stock options awards are to be granted and the amount of Common Stock related to such awards are determined solely at the discretion of the Compensation Committee. Because individual stock option award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive other than Messrs. James T. Treace and Bays.

         Chief Executive Officer Compensation for 1996. Under the terms of the employment agreement with Mr. James T. Treace, the Compensation Committee reviews Mr. Treace's compensation at least once each year, and will award such bonuses and effect such increases in base salary as it shall determine. The determination by the Compensation Committee with respect to Mr. Treace's compensation for 1996 was based on the considerations noted above.

                                        COMPENSATION COMMITTEE
                                        Richard B. Emmitt
                                        William R. Miller
                                        Elizabeth H. Weatherman




Comparative Stock Price Performance Graph

         The graph below compares the total cumulative return of the Common Stock from October 11, 1996 (the date trading of the Common Stock commenced) to December 31, 1996, to the performance of the S&P Midcap 400 Index and the S&P Health Care (Medical Products and Supplies) Index during such period. The graph assumes that dividends were reinvested and is based on an investment of $100 on October 11, 1996 in each of the Common Stock, the stocks comprising the S&P Midcap 400 Index and the stocks comprising the S&P Health Care (Medical Products and Supplies) Index.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN
                     Among Xomed Surgical Products, Inc.,
                           The S&P Midcap 400 Index
                                      and
           The S&P Health Care (Medical Products and Supplies) Index




                           [PERFORMANCE GRAPH APPEARS HERE]



                                                           Cumulative Total Return
                                                           -----------------------
                                                                 10/11/96              12/31/96
                                                                 --------              --------

Xomed Surgical Products, Inc.                                      $100                  $95
S&P Midcap 400 Index                                               $100                 $106
S&P Health Care (Medical Products and Supplies) Index              $100                 $101


Compensation Committee Interlocks and Insider Participation

         No officer or employee of the Company currently serves as a member of the Compensation Committee.

Certain Transactions

         The following is a summary of certain transactions among the Company and its Directors, executive officers and principal stockholders:

         Stockholders Agreement. Under a stockholders agreement among the Company and substantially all of its then-existing stockholders, executed in connection with the acquisition of TreBay, so long as Warburg owns 40% or more of the total number of outstanding shares of Common Stock, Warburg will have the right to designate three persons to be appointed or nominated for election to the Board of Directors. If at any time Warburg owns less than 40%, but 20% or more, of the total number of outstanding shares of Common Stock, Warburg will have the right to designate two persons to be appointed or nominated for election to the Board of Directors. If at any time Warburg owns less than 20%, but 10% or more, of the total number of outstanding shares of Common Stock, Warburg will have the right to designate one person to be appointed or nominated for election to the Board of Directors. Warburg currently has under the stockholders agreement the right to designate three persons to be appointed or nominated to the Board of Directors. In addition, the stockholders agreement provides each stockholder that is a party thereto with certain rights to inspect the Company's properties and its books and records and to discuss its affairs with management so long as the stockholder holds at least 2% of the outstanding Common Stock.

         TreBay Loan. On November 7, 1995, TreBay loaned $883,000 to James T. Treace, its President and Chief Executive Officer. Following the Company's acquisition of TreBay in April 1996, Mr. Treace became the Company's President and Chief Executive Officer. As of March 12, 1997, a principal balance of $724,000 was outstanding under the loan. The loan is payable on demand at any time following November 7, 2000 and matures on November 7, 2002. Interest accrues on the loan at an annual rate of 10% and is payable, at Mr. Treace's election, upon each anniversary of the loan or its maturity. The loan is secured by a pledge of 44,460 shares of Common Stock.

         Exchange of Series C Preferred Stock. Pursuant to an agreement among the Company and certain of its stockholders, upon consummation of the initial public offering of Common Stock in October 1996, (i) 238,300 shares of Series C Redeemable Preferred Stock, par value $1.00 per share, of the Company (the "Series C Preferred Stock") were redeemed by the Company and (ii) the remaining 60,126 shares of Series C Preferred Stock not so redeemed were exchanged for 300,354 shares of Common Stock.

         Registration Rights. In connection both with the formation of the Company and its acquisition of TreBay, the Company granted certain rights with respect to the registration of approximately 4,258,554 shares of Common Stock currently held by certain stockholders (the "Investors" and such shares the "Registrable Securities"). Such registration rights also extend to any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to above and any additional shares of Common Stock which any of the Investors may thereafter acquire. Certain of the Investors hold options to purchase an aggregate of 303,166 shares of Common Stock. The shares obtained upon the exercise of such options will also be Registrable Securities. A holder or holders of the Registrable Securities (each, a "Holder") who are a Holder or Holders of more than 20% of the then outstanding Registrable Securities (each, an "Initiating Holder") are entitled to request that the Company file a registration statement under the Securities Act covering the sale of some or all of the Registrable Securities owned by such holders, subject to certain conditions. The Company is required to effect no more than two such registrations (three if the prior registrations did not include Warburg as an Initiating Holder). The Company is not required to effect any such registration if the anticipated aggregate public offering price of the shares of Common Stock proposed to be registered is less than $5.0 million. If officers or directors of the Company holding other securities of the Company request inclusion in any such registration, or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Holders will offer to include the securities of such officers, directors and Other Shareholders in any underwriting involved in such registration, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities included in the registration. In addition, in the event that the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") (other than registrations relating solely to employee benefit plans or pursuant to Rule 145 or on a form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable
Securities), either for its own account or for the account of other security holders or holders exercising their respective demand registration rights, holders of Registrable Securities may require the Company to include all or a portion of their Registrable Securities in the registration and in any underwriting involved therein, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities included in the registration. Further, once the Company is qualified to use Form S-3 to register securities under the Securities Act, the holders of Registrable Securities shall have the right to request three registrations on Form S-3 to register all or a portion of such shares under the Securities Act, subject to certain conditions. In general, all fees, costs and expenses of such registrations (other than underwriting discounts and selling commissions applicable to sales of the Registrable Securities and all fees and disbursements of counsel for each of the Holders) will be borne by the Company.

                                  PROPOSAL TWO

                        AMENDMENT OF STOCK OPTION PLAN TO
              INCREASE SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

Amendments

         Options to purchase an aggregate of 778,000 shares of Common Stock are currently authorized under the Stock Option Plan. As of March 12, 1997, a total of 9,534 shares of Common Stock remained available for future grant under the Stock Option Plan. In order to provide for sufficient shares of Common Stock for future grants, the Board of Directors has amended the Stock Option Plan, subject to stockholder approval, to provide that the number of shares of Common Stock reserved for issuance under the Stock Option Plan be increased by 300,000 shares from 778,000 to 1,078,000. The Board of Directors has also amended the Stock Option Plan, subject to stockholder approval, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), by providing that the number of shares of Common Stock with respect to which options may be granted to any single optionee during any calendar year shall not exceed 60,000. In addition, the Board of Directors approved additional, non-substantive amendments to the Stock Option Plan to reflect the Company's status as a public company. The Stock Option Plan as so amended is hereby submitted to the stockholders of the Company for approval.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENTS TO THE STOCK OPTION PLAN.

         A general description of the basic features of the Stock Option Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which may be obtained without charge upon written request to Thomas E. Timbie, Secretary of the Company.

         On April 15, 1996, the Board of Directors adopted and the stockholders approved the Stock Option Plan. The Stock Option Plan was subsequently amended and restated on June 14, 1996 and July 24, 1996 and approved by stockholders on July 24, 1996. The Stock Option Plan is open to participation by Directors, officers, consultants, other key employees of the Company or of its subsidiaries and certain other key persons who the Stock Option Committee (as defined below) determines shall receive options under the Stock Option Plan.

         The Stock Option Plan authorizes: (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code; and (ii) the grant of options that do not so qualify ("Non-Statutory Options" and, together with Incentive Options, "Options"). At present, an aggregate of 778,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan. As of March 12, 1997, options to purchase an aggregate of 565,766 shares having a weighted average exercise price of $11.70 per share were outstanding under the Stock Option Plan, options for 198,700 shares had been exercised under the Stock Option Plan and options to purchase 9,534 shares were available for grant under the Stock Option Plan. The Stock Option Plan expires on April 16, 2004. On April 15, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $15.375 per share.

         The Stock Option Plan is administered by a committee (the "Stock Option Committee") appointed by the Board of Directors. The Compensation Committee serves as the Stock Option Committee. The Stock Option Committee has the sole authority, in its absolute discretion: (i) to determine which of the eligible employees of the Company and its subsidiaries shall be granted options; (ii) to authorize the granting of both Incentive Options and Non-Statutory Options;
(iii) to determine the times when options shall be granted and the number of shares to be optioned; (iv) to determine the option price of the shares subject to each option, subject to the limitations described below; (v) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued under the Stock

Option Plan; (vi) to prescribe the form or forms of the option agreements under the Stock Option Plan; (vii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Option Plan; and (viii) to construe and interpret the Stock Option Plan, the rules and regulations and the option agreements under the Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Stock Option Plan. All decisions, determinations and interpretations of the Stock Option Committee are final and binding on all optionees.

         Incentive Options may be granted only to officers and other key employees of the Company or its subsidiaries. Non-Statutory Options may be granted to Directors, consultants, or other key persons who the Stock Option Committee determines shall receive options under the Stock Option Plan. The approximate number of officers and other key employees eligible to participate is 100, and the number of Directors eligible to participate is 7.

         No option may be exercised after the date ten years from the date of grant of such option (five years in the case of Incentive Options of individuals holding more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof ("greater-than-ten-percent-stockholders")) (the "Termination Date"). The exercise price for Non-Statutory Options may not be less than 50% of the fair market value of the Common Stock on the date of grant. The exercise price for Incentive Options may not be less than 100% of fair market value of the Common Stock on the date of grant (110% in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which any Incentive Options may be exercisable for the first time by the optionee in any calendar year (under the Stock Option Plan or any other stock option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.

         Options are non-transferable except by will or the laws of descent and distribution. Generally, unless otherwise provided by the Stock Option Committee, options granted under the Stock Option Plan terminate upon the earliest of: (i) the expiration date of the option; (ii) the date of voluntary termination of the optionee's employment by the optionee; (iii) the date of termination of the optionee's employment by the Company for cause; (iv) three months after the date of termination of the optionee's employment by the Company without cause; (v) one year after the cessation of the optionee's employment by reason of a disability within the meaning of Section 105(d)(4) of the Code; and
(vi) one year after the death of an optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an option pursuant to (v) above (such option shall be exercisable by the person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution). For purposes of the Stock Option Plan, the Company shall have "cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of such an employment agreement, upon (a) determination by the Board of Directors that the optionee has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to the Company, (b) the Board of Directors' determination that the optionee has engaged or is about to engage in conduct materially injurious to the Company or (c) the optionee having been convicted of a felony. If an option may be exercised during any period after the termination of an optionee's employment with the Company, such option may be exercised only to the extent that the optionee was entitled to exercise such option at the time of such termination.

         Payment for shares of Common Stock purchased under an Option must be made in full upon exercise of the Option by certified or bank cashier's check payable to the order of the Company, by the surrender or delivery to the Company of shares of Common Stock held for at least six months, or by any other means acceptable to the Company and designated by the Stock Option Committee.

         The Board of Directors may, without the consent of the Company's stockholders or optionees under the Stock Option Plan, terminate the Stock Option Plan at any time or from time to time amend or modify the Stock Option Plan, provided that no such action adversely affects Options previously granted without the optionee's consent. The Board of Directors may not amend or modify the Stock Option Plan, without approval of the stockholders, to (i) increase the total number of shares of Common Stock which may be purchased pursuant to Options granted under the Stock Option Plan or (ii) decrease the minimum Option price.

Federal Income Tax Consequences

         The following is a brief discussion of the Federal income tax consequences of transactions under the Stock Option Plan based on the Code, as in effect as of the date hereof. The Stock Option Plan is not qualified under
Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

         Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

         If the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (ii) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

         Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed as the exercise of a Non-Statutory Option.

         For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of the optionee's alternative minimum tax liability or the optionee's "regular" income tax liability. As a result, a taxpayer has to determine the taxpayer's potential liability under the alternative minimum tax.

         Non-Statutory Stock Options. Except as noted below, with respect to Non-Statutory Options, (i) no income is realized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, the amount of appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

         Special Rules Applicable to Corporate Insiders. As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Exchange Act), depending upon the particular exemption from the provisions of
Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) of the Exchange Act with respect to any particular option. Insiders should check with their individual tax advisers to ascertain the appropriate tax treatment for any particular option.

New Plan Benefits

         The grant of Options under the Stock Option Plan is entirely within the discretion of the Stock Option Committee. The Company cannot forecast the extent of option grants that will be made in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Option Plan. Compensation paid and other benefits granted in respect of the 1996 fiscal year to the Named Executive Officers are set forth in the Summary Compensation Table.

                                 PROPOSAL THREE

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has, upon recommendation of the Audit Committee and subject to ratification by the stockholders, appointed Ernst & Young LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and to perform such other services as may be required of Ernst & Young LLP. Although stockholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent auditors. If the stockholders disapprove of the selection of Ernst & Young LLP as independent auditors, the Board of Directors will consider the selection of other independent auditors. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION
      OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers, Directors and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1996.

                  STOCKHOLDER PROPOSALS -- 1997 ANNUAL MEETING

         Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company's office at 6743 Southpoint Drive North, Jacksonville, Florida 32216 no later than December 26, 1997.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to take such action as is in the best interests of the Company and its stockholders.

         The entire cost of soliciting proxies from its stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by Directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         The Company will provide to any stockholder of record and beneficial owners at the close of business on April 15, 1997, without charge upon written request to its Secretary at 6743 Southpoint Drive North, Jacksonville, Florida 32216, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         The principal executive offices of the Company are located at 6743 Southpoint Drive North, Jacksonville, Florida 32216 and the Company's telephone number is (904) 296-9600.


                                       By order of the Board of Directors,

                                       /s/ Thomas E. Timbie

                                       Thomas E. Timbie
                                       Secretary

XOMED SURGICAL PRODUCTS, INC.
6743 Southpoint Drive North
Jacksonville, Florida  32216

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS at 3:30 p.m., Jacksonville time, on May 28, 1997


         The undersigned hereby appoints James T. Treace and Thomas E. Timbie, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR approval of Proposals 1, 2 and 3. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting, but will have the same effect as a vote AGAINST Proposals 2 and 3.

                                         THIS PROXY IS SOLICITED  ON BEHALF OF
                                         THE BOARD OF  DIRECTORS OF XOMED
                                         SURGICAL PRODUCTS,  INC.

                                         Receipt of the Notice of Meeting and
                                         the Proxy Statement, dated April 24,
                                         1997 (the " Proxy Statement"), is
                                         hereby acknowledged.

                                         PLEASE SIGN AND DATE ON THE REVERSE
                                         SIDE AND MAIL THIS PROXY CARD PROMPTLY
                                         USING THE ENCLOSED ENVELOPE.

                                            (Continued on reverse side)

                          (Continued from reverse side)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         XOMED SURGICAL PRODUCTS, INC.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                             PROPOSALS 1, 2 AND 3.

Please mark boxes in blue or black ink.
1. Election of Directors               FOR all nominees listed below:     [ ]

Nominees:  James T. Treace, Richard B. Emmitt, Paul H. Klingenstein, William R.
           Miller, Rodman W. Moorhead, III, James E. Thomas and Elizabeth H. Weatherman

INSTRUCTION:  If you wish to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:


--------------------------------------------------------------------------------

2.   Proposal to approve amendments to the Company's Stock           (Joint owners should EACH sign.  Please sign EXACTLY as
     Option Plan to, among other things, increase the number of      your name(s) appears on this card.  When signing as attorney,
     shares of Common Stock reserved for issuances thereunder by     trustee, executor, administrator, guardian or corporate
     300,000 shares from 778,000 to 1,078,000.                       officer, please give your FULL title below.)
       FOR  [ ]      AGAINST  [ ]       ABSTAIN  [ ]
                                                                     ---------------------------------------------------------
                                                                                     (Title or Authority)

3.   Proposal to ratify the appointment of Ernst & Young LLP         _________________________________________________________
     as the independent public auditors of the Company for the                       (Signature)
     fiscal year ending December 31, 1997.
       FOR  [ ]      AGAINST  [ ]       ABSTAIN  [ ]                 _________________________________________________________
                                                                                     (Signature)

                                                                     Dated:_______________________, 1997

4. In the discretion of the proxies with respect to any other matters that may properly come before the Annual Meeting.


  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                    APPENDIX

                                (SEC filing only)



              Third Amended and Restated 1996 Stock Option Plan.

                           THIRD AMENDED AND RESTATED
                          XOMED SURGICAL PRODUCTS, INC.
                             1996 STOCK OPTION PLAN

                                      * * *

                                    ARTICLE I

                                     Purpose
                                     -------

         This Third Amended and Restated 1996 Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Xomed Surgical Products, Inc. (the "Company") and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

         The word "Company", when used in the Plan with reference to employment, shall include subsidiaries of the Company. The word "subsidiary", when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code.


                                   ARTICLE II

                                 Administration
                                 --------------

         The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company and its subsidiaries shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V;
(e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to accelerate the exercisability of any outstanding options; (g) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (i) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.


                                   ARTICLE III

                                      Stock
                                      -----

         The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, $.01 par value, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 1,078,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of
ARTICLE X hereof. The maximum number of shares of Stock with respect to which options may be granted to any single optionee during any calendar year shall not exceed 60,000, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X.

         The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is cancelled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.


                                   ARTICLE IV

                           Eligibility of Participants
                           ---------------------------

         Subject to ARTICLE VII, officers and other key employees of the Company or of its subsidiaries shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to directors, consultants, or other key persons who the Committee determines shall receive options under the Plan.






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


                                    ARTICLE V

                                  Option Price
                                  ------------

         In the case of each incentive stock option granted under the Plan, the option price shall be not less than the fair market value of the Stock at the time the incentive stock option was granted. In the case of options other than incentive stock options, the option price shall not be less than 50% of the fair market value of the stock at the time the option was granted. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any Exchange with which the Company's Common Stock may be listed and traded on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Company's Common Stock is not listed on any Exchange but the Common Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the option price be less than the par value per share of Stock on the date an option is granted.


                                   ARTICLE VI

                          Exercise and Terms of Options
                          -----------------------------

         The Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

         Any other provision of the Plan to the contrary notwithstanding and subject to ARTICLE VII, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

         Except as otherwise provided by the Committee at the time an option is granted or by any amendment to an outstanding option:










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


         (i) If prior to the Termination Date, an optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability within the meaning of Section 105(d)(4) of the Code, the option may remain exercisable for a period not extending beyond one year after the date of cessation of employment to the extent it was exercisable at the time of cessation of employment.

         (ii) In the event of the death of an optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding paragraph, the optionee's options may remain exercisable at any time prior to the Termination Date but in no event later than one year from the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution to the extent that the optionee was entitled to exercise it on the date of death.

         (iii) If an optionee voluntarily terminates employment with the Company for reasons other than death, disability, or retirement on or after the normal retirement age set forth in the Company's policies (a "Voluntary Termination"), or if an optionee's employment with the Company is terminated for Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be cancelled. If at the time of a Voluntary Termination the Company was entitled to terminate the optionee's employment for Cause, as hereinafter defined, all shares of Stock received pursuant to options exercised after the Company was so entitled shall be purchased by the Company for the exercise price of such shares paid by the optionee. If the Company terminates an optionee's employment without Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which were exercisable immediately prior to such termination shall continue to be exercisable for period not extending beyond three months after the date of such termination.

         For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, upon (A) the determination by the Board that the optionee has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to the Company, (B) the Board's determination that the optionee has engaged or is about to engage in conduct materially injurious to the Company, or (C) the optionee having been convicted of a felony.

                                   ARTICLE VII

                        Special Provisions Applicable to
                          Incentive Stock Options Only
                          ----------------------------

         The aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000. To the extent that such aggregate fair market value exceeds $100,000 such options or portions thereof shall be non-qualified stock options.

         No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) such option cannot be exercised more than five years after the date it is granted.


                                  ARTICLE VIII

                               Payment for Shares
                               ------------------

         Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company, by the surrender or delivery to the Company of shares of its Common Stock which have been held by the optionee for at least six months, or by any other means acceptable to the Company and designated by the Committee. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.


                                   ARTICLE IX

                      Non-Transferability of Option Rights
                      ------------------------------------

         No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.

                                    ARTICLE X

                  Adjustment for Recapitalization, Merger, Etc.
                  ---------------------------------------------

         The aggregate number of shares of Stock which may be issued pursuant to options granted hereunder, the maximum number of shares which may be granted to any single optionee during any calendar year, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company.

         In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.


                                   ARTICLE XI

                        No Obligation to Exercise Option
                        --------------------------------

         Granting of an option shall impose no obligation on the recipient to exercise such option.










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


                                   ARTICLE XII

                                 Use of Proceeds
                                 ---------------

         The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.


                                  ARTICLE XIII

                             Rights as a Stockholder
                             -----------------------

         An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.


                                   ARTICLE XIV

                                Employment Rights
                                -----------------

         Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.


                                   ARTICLE XV

                             Compliance with the Law
                             -----------------------

         The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

                                   ARTICLE XVI

                             Cancellation of Options
                             -----------------------

         The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.


                                  ARTICLE XVII

                             Expiration Date of Plan
                             -----------------------

         No option shall be granted hereunder after April 15, 2004.


                                  ARTICLE XVIII

                       Amendment or Discontinuance of Plan
                       -----------------------------------

         The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X or (b) decrease the minimum option price.








                                       8